Exhibit 99.1

Fifth Third Bancorp has developed the document attached as Exhibit 99.1 containing a general trend overview of Fifth Third’s objectives, financial condition and results of operations for the second quarter of 2006.

* * * * *

Management Discussion of Trends

Though challenges remain, Fifth Third expects second quarter 2006 trends to illustrate improving performance. Good loan, deposit, credit, noninterest income and expense trends are expected to be partially mitigated by results in net interest income.

Noninterest Income

Electronic Payment Processing

Fifth Third expects second quarter electronic payment processing revenues to continue to reflect steady trends in new customer acquisition despite more modest trends in overall retail sales activity. Processing revenues are expected to exhibit mid-teen percentage growth over the same quarter last year and annualized growth in excess of 30 percent from first quarter levels. The outlook for the remainder of 2006 remains very strong with recent customer additions.

Deposit Service Revenue

Total second quarter deposit account service revenues are expected to increase at a low- to mid-single digit percentage rate over the same quarter last year on growth from retail-based deposit revenues and steady performance in commercial-based deposit revenues despite the impact of rising short-term interest rates.

Investment Advisors

Fifth Third expects second quarter investment advisory revenues to produce mid- to high-single digit percentage growth over the same quarter last year.

Mortgage Banking

Second quarter net mortgage banking revenues are expected to produce similar results relative to recent quarterly trends.

Corporate Banking

Second quarter corporate banking revenues are expected to produce mid-teen percentage growth over the same quarter last year due to solid results in international and capital markets related revenues.

Other Noninterest Income Categories

Second quarter other noninterest income is expected to produce stable results relative to first quarter trends.

Expenses

Compared to the second quarter of 2005, noninterest expenses are expected to exhibit mid-single digit percentage growth inclusive of the recognition of approximately $9 million of incremental expense in the second quarter of 2006 related to the issuance in April 2006 of stock-based awards to retirement-eligible employees.

Balance Sheet Trends

•	Fifth Third expects average core deposit balances to produce high single digit percentage growth over the same quarter last year and high single digit annualized growth from first quarter 2006 levels. Sequential quarter core deposit trends reflect solid savings and money market, consumer time and demand deposit trends. Fifth Third expects second quarter core deposit pricing to reflect a disciplined growth strategy and is continuing to devote significant focus on retaining existing accounts and attracting new accounts.

•	Non-core deposit funding is expected to decline by a mid-single digit percentage rate on both an annualized sequential and year-over-year basis. Fifth Third expects non-core deposit funding pricing to increase at a rate above recent quarter trends due to the largely variable nature of these liabilities, the timing of recent short-term interest rate increases and efforts to reduce the impact of future increases in short-term interest rates, including the issuance of fixed-rate borrowings.

•	Loans and leases are expected to exhibit growth rates similar to those seen in recent periods due to very good middle-market commercial loan growth and stable consumer lending trends. Overall, average total loans and leases, including held-for-sale, are expected to increase by approximately 10 percent over the same quarter last year levels.

•	Average earning assets are expected to increase at a low- to mid-single digit rate over the same quarter last year due to continuing sales and cash flow reductions in the available-for-sale securities portfolio.

•	As a result of the balance sheet trends detailed above, Fifth Third expects net interest income to decline at a mid-single digit percentage rate over the same quarter last year. With solid growth and continuing expansion in loan and core deposit spreads, margin compression relative to the first quarter of 2006 is expected to largely result from day count comparison factors and the speed of repricing of non-core deposit funding relative to the speed of repricing in the largely fixed-rate available-for-sale securities portfolio. Though challenges remain, Fifth Third’s margin and net interest income trends are expected to improve when short-term interest rates stabilize.

Credit Quality

Second quarter credit quality trends are expected to remain relatively stable. Net charge-offs, as a percentage of average loans and leases, are expected to remain in the low 40 basis point level. Second quarter net charge-offs are expected to include losses related to the sale of approximately $39 million in nonaccrual loans and leases. Although realistic about the difficulty in precisely estimating credit quality metrics, Fifth Third’s long history of conservative exposure limits, centralized credit risk management and a diversified portfolio positions us well to effectively weather cycles and reduce the likelihood of significant unexpected losses. Fifth Third does not expect a significant change in the reserve for credit losses as a percentage of total loans and leases during the second quarter.

Other Events

•	Fifth Third will report second quarter earnings on July 20, 2006 prior to the market opening and will again host a conference call to be held the morning of the release.

* * * *

This report may contain forward-looking statements about the Registrant and/or the company as combined with acquired entities within the meaning of Sections 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder, that involve inherent risks and uncertainties. This report may contain certain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Registrant and/or the combined company including statements preceded by, followed by or that include the words or phrases such as “believes,” “expects,” “anticipates,” “plans,” “trend,” “objective,” “continue,” “remain” or similar expressions or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions. There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) competitive pressures among depository institutions increase significantly; (2) changes in the interest rate environment reduce interest margins; (3) prepayment speeds, loan origination and sale volumes, charge-offs and loan loss provisions; (4) general economic conditions, either national or in the states in which the Registrant, one or more acquired entities and/or the combined company do business, are less favorable than expected; (5) political developments, wars or other hostilities may disrupt or increase volatility in securities markets or other economic conditions; (6) changes and trends in the securities markets; (7) legislative or regulatory changes or actions, or significant litigation, adversely affect the Registrant, one or more acquired entities and/or the combined company or the businesses in which the Registrant, one or more acquired entities and/or the combined company are engaged; (8) difficulties in combining the operations of acquired entities and (9) the impact of reputational risk created by the developments discussed above on such matters as business generation and retention, funding and liquidity. Additional information concerning factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements is available in the Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2005, filed with the United States Securities and Exchange Commission (SEC). Copies of this filing are available at no cost on the SEC’s Web site at www.sec.gov or on the Registrant’s Web site at www.53.com. The Registrant undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this report.